UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First American Capital Corporation
(Name of Registrant as Specified In Its Charter)
Attn: Robert D. Orr, Chief Executive Officer
10950 Grandview Drive, Suite 600
Overland Park, Kansas 66210
Phone: 913/661-0123
with a copy to William M. Schutte, Esq.
Polsinelli Shalton Flanigan Suelthaus, P.C.
6201 College Boulevard, Suite 500
Overland Park, Kansas 66211
Phone: 913/451-8788
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First American Capital Corporation
10950 Grandview Drive, Suite 600
Overland Park, KS 66210
(913) 661-0123

Dear Shareholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Shareholders of First American Capital Corporation to be held at the Doubletree Hotel Overland Park — Corporate Woods, 10100 College Boulevard, Overland Park, Kansas on Thursday, June 7, 2007 at 10:00 a.m., Overland Park time (CDT).

The Notice of 2007 Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

Whether you own a few or many shares of stock of First American Capital Corporation, it is important that your shares of stock be represented. Whether or not you plan to personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will provide assurance that your vote will be counted if you are unable to attend the meeting. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying Proxy Statement and Proxy Card.

Sincerely,

Robert D. Orr
Chief Executive Officer and President

May 14, 2007

i

NOTICE OF 2007 ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD JUNE 7, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of First American Capital Corporation, a Kansas corporation (the “Company”), will be held on Thursday, June 7, 2007 at 10:00 a.m., Overland Park time (CDT), at the Doubletree Hotel Overland Park — Corporate Woods, 10100 College Boulevard, Overland Park, Kansas. The Hotel is located just east of U.S. Highway 69 on the north side of College Boulevard. Free parking is available at the Hotel. The meeting will be held for the following purposes:

1. To elect five directors to the Board of Directors of the Company for a term to expire at the annual meeting of shareholders in 2008;

2. To approve the First American Capital Corporation 2007 Equity Incentive Plan;

3. To approve an amendment to the Articles of Incorporation of First American Capital Corporation that changes the name of the Company to Brooke Capital Corporation;

4. To ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent auditor for the fiscal year ending December 31, 2007; and

5. To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only shareholders of record at the close of business on May 1, 2007, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying Proxy Card. By returning your proxy promptly, you can help the Company avoid the expense of follow-up communications. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

Please be advised that the Company is a controlled company. Brooke Corporation (“Brooke”) owns a majority of the issued and outstanding shares of common stock of the Company.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

Michael D. Sell, Secretary

Overland Park, Kansas
Dated: May 14, 2007

FIRST AMERICAN CAPITAL CORPORATION
10950 Grandview Drive, Suite 600
Overland Park, KS 66210
(913) 661-0123

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 7, 2007

 GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of First American Capital Corporation, a Kansas corporation (“we,” “us,” or the “Company”), for use at our Annual Meeting of Shareholders to be held at the Doubletree Hotel Overland Park — Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on Thursday, June 7, 2007 at 10:00 a.m., local time (CDT), and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy and the Notice of the Annual Meeting will be first mailed or given to our shareholders on or about May 16, 2007.

Because many of our shareholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Each shareholder is urged to:

(1) Read this proxy statement carefully;

(2) Specify a choice with respect to each matter by marking the appropriate box on the enclosed form of proxy (the “Proxy”); and

(3) Sign, date and return the Proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

ABOUT THE MEETING

What is being voted on at the Meeting?

The Board is asking shareholders to consider and approve four items at this year’s Meeting:

(1) The election of five directors to the Board for a term to expire at the annual meeting of shareholders in 2008;

(2) A proposal to approve the First American Capital Corporation 2007 Equity Incentive Plan;

(3) A proposal to amend the Articles of Incorporation of First American Capital Corporation to change the name of the Company to Brooke Capital Corporation.

(4) A proposal to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent auditor for the fiscal year ending December 31, 2007.

Who can vote at the Meeting?

The Board set the close of business on May 1, 2007 as the record date for the Meeting. Only persons holding shares of our common stock, $0.01 (“common stock”), of record at the close of business on May 1, 2007 are entitled to receive notice of and to vote at the Meeting. Each holder of common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. At the close of business on May 1, 2007, there were 3,085,817 shares of common stock outstanding. Therefore, there are a total of 3,085,817 votes that are entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

One-third (33.3%) of the outstanding shares entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum for the Meeting. To establish a quorum, we need 1,028,606 of the votes entitled to be cast to be present in person or by proxy. Votes cast in person or by proxy as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer’s shares of stock on one or more matters) on any proposal will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of the foregoing categories will be tabulated separately.

How do I vote?

If you give a proxy on the accompanying Proxy Card or authorize the proxy and vote by Internet or telephone, your shares will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a Proxy will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder; that is, if you hold your shares of stock in your name in the records of our transfer agent, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in “street name;” that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares of stock.

How do I vote by proxy?

Stockholders may vote by proxy in three ways:

•	By Internet: Access our Internet voting site at http://www.cesvote.com. Have your proxy card in hand and follow the instructions on the screen. Internet votes must be received prior to 10:00 a.m. central time, June 7, 2007.

•	By Telephone: Using a touch-tone telephone, call toll-free 1-800-693-8683. Have your proxy card in hand and follow the voice instructions. Telephone votes must be received prior to 10:00 a.m. central time, June 7, 2007.

•	By Mail: Complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed postage-paid envelope. To be able to vote your shares in accordance with your instructions at the Meeting, we must receive your proxy as soon as possible but in any event prior to the Meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by (1) filing with the Secretary of the Company, at the address indicated above, either a written notice of revocation or a duly executed Proxy bearing a later date, or (2) voting in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy. If you want to change or revoke your Proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the shareholder’s name and must be received prior to the Meeting to be effective.

What if I want to revoke my proxy?

If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so in five ways:

1. An Internet or telephone vote subsequent to the date shown on a previously executed and delivered Proxy Card;

2. An Internet or telephone vote subsequent to the date of a prior Internet or telephone vote;

3. By delivering a later-dated Proxy Card to our Secretary prior to the Meeting;

4. By delivering a written notice of revocation to our Secretary prior to the Meeting; or

5. By attending and voting in person at the Meeting.

If I plan to attend the Meeting, should I still submit a proxy?

Whether you plan to attend the Meeting or not, we urge you to submit a Proxy Card or vote by Internet or telephone. Returning the enclosed Proxy Card or voting by Internet or telephone will not affect your right to attend the Meeting and vote.

What vote is required to approve each item?

Election of Directors.  The election of each director nominee (Proposal One) requires the affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

Approval of the First American Capital Corporation 2007 Equity Incentive Plan.  The approval of the First American Capital Corporation 2007 Equity Incentive Plan (Proposal Two) requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting.

Approval of Amendment to the Articles of Incorporation.  The approval of an amendment to the Company’s articles of incorporation to change the name of the Company to Brooke Capital Corporation (Proposal Three) requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting.

Ratification of Appointment of Independent Auditor.  The ratification of the appointment of Summers, Spencer & Callison, CPAs, Chartered as our independent auditor for the fiscal year ending December 31, 2007 (Proposal Four) requires the affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting.

Other Matters.  If you hold your shares of stock in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such “broker non-votes,” however, will be counted in determining the existence of a quorum.

Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Therefore, for all matters presented at the Meeting, abstentions will have the same effect as a vote against the proposal and, for all matters presented at the Meeting, broker non-votes will have no effect.

RECENT DEVELOPMENTS REGARDING THE COMPANY

Change of Control

As the result of consummation of a series of transactions contemplated by the terms of the Stock Purchase and Sale Agreement dated October 6, 2006 (the “2006 Stock Purchase Agreement”) between us and Brooke Corporation (“Brooke”), Brooke recently acquired a majority of our outstanding common stock. Pursuant to the 2006 Stock Purchase Agreement, Brooke first acquired approximately 46.8% of our then issued and outstanding common stock on December 8, 2006. Pursuant to the same agreement, Brooke also acquired a warrant to purchase additional shares of our common stock that would represent, when exercised approximately 8.2% of our then outstanding shares of common stock. On January 31, 2007, Brooke exercised its warrant to acquire the additional shares. At that time, Brooke owned in total approximately 55% of our then outstanding shares of common stock. Brooke paid a total of $3 million in cash for the common stock. In addition, Brooke transferred its loan brokerage business unit to us and made certain future commitments regarding our capital and shareholder liquidity. For example, Brooke is required to pay up to $6 million in additional consideration to us should Brooke Capital Advisors, Inc. (“BCA”), our loan brokerage subsidiary, not meet a three-year, $6 million pretax profit goal in accordance, with an agreed upon schedule set forth in the 2006 Stock Purchase Agreement. Further discussion of this change of control transaction may be found in our Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 1, 2007.

In connection with the change of control transaction contemplated by the 2006 Stock Purchase Agreement, six members of our Board of Directors at that time tendered their resignations from the Board effective upon Brooke’s exercise of its option. The remaining two directors accepted these resignations, reduced by Board resolution the number of directors comprising the Board from eight members to six members, and appointed four individuals to fill the vacant Board positions. In May 2007, the Board by resolution reduced the number of directors comprising the Board to five members.

Definitive Agreement to Acquire a Federal Savings Bank

On February 14, 2007, we announced that we had entered into a definitive agreement with Brooke Brokerage Corporation, a Kansas corporation, a subsidiary of Brooke (“BBC”), pursuant to which we would acquire all of the issued and outstanding shares of capital stock of Brooke Savings Bank from BBC in exchange for 6,047,904 shares of our common stock, subject to adjustment in the event of certain changes to the Company’s capitalization. Due to the one for three share reverse stock split discussed below, we will now be required to issue 2,015,968 shares of our common stock in exchange for the bank. The closing of the transaction is subject to its approval by the United States Office of Thrift Supervision, the Commissioner of Insurance for the State of Kansas, any other regulatory approvals, and other standard closing conditions, and is expected within 12 months. Either party may terminate the agreement after 365 days following the date of the agreement if the transaction contemplated thereby has not been consummated.

Tender Offer

On March 2, 2007, we commenced a modified “Dutch auction” tender offer to purchase for cash $500,000 maximum aggregate value of our common stock then outstanding. On April 9, 2007, we announced that we had accepted for purchase approximately 4% our common stock as of March 31, 2007 for a total purchase price of approximately $606,800. We had reserved the right in the tender offer to purchase more than the $500,000 in maximum aggregate value of shares specified in the offer.

Reverse Stock Split.

On April 13, 2007, we effected a one for three reverse stock split of our common stock. As a result of the purchases of our common stock pursuant to our tender offer and the reverse stock split, we now have 3,085,817 shares of our common stock issued and outstanding. Except where otherwise noted, all share amounts in this Proxy Statement are presented on a post- reverse stock split basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding ownership of common stock of the Company by (i) the only persons known by management to own beneficially more than 5% thereof; (ii) the executive officers and directors individually; and (iii) all officers and directors as a group.

Name and Address of		Amount of
Beneficial Owner	Status of Holder	Beneficial Ownership	Percent of Class(1)

Brooke Corporation(2)	Beneficial Owner	1,795,467	58%
10959 Grandview, Suite 600 Overland Park, KS 66210
Robert Orr(3)	Director, Officer,	1,795,467	58%
210 W. State Street	Beneficial Owner
Phillipsburg, KS 67661
John F. Van Engelen(4)	Officer	17,000	*
1303 SW First America Place Topeka, KS 66604
Paul E. Burke, Jr.	Director	16,666	*
2009 Camelback Drive Lenexa, KS 66047
Keith E. Bouchey	Director	-0-	*
9820 Metcalf, Suite 110 Overland Park, KS 66212
Richard E. Gill	Director	-0-	*
215 West Main Street Cherryvale, KS 67335
Michael S. Hess	Director, Officer	-0-	*
10950 Grandview Drive, Suite 500 Overland Park, KS 66210
All Directors and Officers as a Group (6 persons)		1,829,133	59%

*	Indicates less than 1% ownership.

(1)	All percentages represent the total number of shares as beneficially owned by the individual, group, or entity or as a percentage of (i) 3,085,817 shares of common stock issued and outstanding as of the Record Date, plus (ii) any shares that the individual, group, or entity has the right to purchase within 60 days after such date pursuant to the exercise of a vested stock option, warrants, conversion privileges or other rights.

(2)	As of the Record Date, Brooke owned directly 1,795,467 shares of our common stock that represents approximately 58% of the shares of our common stock then outstanding. As of that date, a group consisting of Brooke Holdings, Inc., Robert D. Orr, Leland S. Orr, Anita F. Larson, Shawn T. Lowry, Michael S, Lowry, and Kyle T. Garst beneficially owned these shares.

(3)	As of the Record Date, Robert D. Orr owned 65.45% of the common stock of Brooke Holdings, Inc. Brooke Holdings, Inc. in turn owned, as of that date, 46.53% of Brooke. Brooke Holdings, Inc. and the following executive officers of Brooke and/or its subsidiaries: Robert D. Orr, Leland S. Orr, Anita F. Larson, Shawn T. Lowry, Michael S. Lowry and Kyle L. Garst have orally agreed to vote their shares of Brooke common stock together and, as a group, beneficially owned 52.57% of the shares of Brooke common stock on the Record Date. Based on Robert D. Orr’s ownership of Brooke Holdings, Inc. and his and Brooke Holdings, Inc.’s participation in the group, Robert D. Orr is deemed to beneficially own 1,778,801 shares of Company common stock.

(4)	Includes shares issuable pursuant to a warrant to purchase 16,666, as adjusted based on the one for three reverse stock split effected April 13, 2007, shares of Company common stock at $5.16 per share, which was issued on October 6, 2006 and is currently exercisable.

Executive Officers

Our executive officers are listed in our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on March 1, 2007.

William R. Morton, Jr.  Since the time of filing our annual report on Form 10-KSB, William R. Morton, Jr., age 53, was elected as Chief Financial Officer of the Company, replacing John Van Engelen who served as Interim Chief Financial Officer from January 31, 2007 until March 1, 2007. Prior to joining Brooke Corporation, Mr. Morton spent almost 30 years working in public accounting, specializing in the financial institutions industry. He was an audit partner and managing director with McGladrey & Pullen, LLP and RSM McGladrey, Inc., respectively, in their combined practice in Kansas City, Missouri, from 2000 until 2005. Mr. Morton directed the accounting and audit practice at GRA, Thompson, White & Co. in Merriam, Kansas, until its merger with McGladrey in 2000.

John F. Van Engelen.  Since the time of filing our Form 10-KSB, John Van Engelen, age 54, resigned as a director of the Company. He continues to serve as the President and a director of First Life America Corporation, our wholly-owned insurance company subsidiary (“FLAC”). Mr. Van Engelen was a director of the Company from February 2004 until May 2007. Mr. Van Engelen served as President and Chief Executive Officer of the Company from February 16, 2004 until January 31, 2007. Mr. Van Engelen has also been a director and President of FLAC since February 2004 and a director of BCA since its inception in 2005. He was elected Chief Executive Officer of FLAC on January 31, 2007. He served as President of BCA from July 2005 through December 31, 2006. Mr. Van Engelen previously was the President of Western United Life. Mr. Van Engelen joined Western United Life in 1984 as its underwriting manager, and shortly thereafter he was appointed Vice President — Underwriting. From 1987 to 1994, he was Vice President — Sales and a Regional Sales Manager. During 1994, he was appointed President of Western United Life. Prior to joining Western United Life, Mr. Van Engelen had worked in the insurance industry and in corporate and public accounting. He holds the following certifications: CPA, CFP, CLU, ChFC, and FLMI. He is also a member of the American Institute of Certified Public Accountants, Society of Financial Service Professionals, and a board member of the New Mexico Life and Health Guaranty Fund. Mr. Van Engelen holds a Bachelor of Business Administration in Accounting from Boise State University.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members. Our Bylaws state that the number of directors of the Company shall be at least three and not more than fifteen and such number may be fixed by resolution of the Board of Directors from time to time.

At the Meeting, therefore it is intended that the common stock represented by properly executed Proxies will be voted to elect Robert D. Orr, Keith E. Bouchey, Paul E. Burke, Jr., Richard E. Gill and Michael S. Hess. A representative of Brooke nominated each of the director nominees. Each of the director nominees is currently a member of our Board of Directors and has indicated a willingness to serve as a director if elected. Mr. Orr, Mr. Bouchey, Mr. Gill and Mr. Hess were appointed as directors to the Board following the Change of Control described above.

If elected, each nominee will serve until the next annual meeting of shareholders or until his or her earlier removal or resignation. The Board has no reason to believe that any of the director nominees will be unable to serve as directors or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in each person’s discretion, for such substituted nominee or nominees, if any, nominated in accordance with the Bylaws.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. Our shareholders will have an opportunity on their Proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

DIRECTORS AND NOMINEES FOR DIRECTOR

The following table sets forth certain information with respect to our directors and nominees for director:

	Director
Name	Since	Age	Position

Robert D. Orr	2007	53	Chairman of the Board of Directors, President, Chief Executive Officer and Director
Keith E. Bouchey	2007	56	Director
Paul E. Burke, Jr.	1996	73	Director
Richard E. Gill	2007	52	Director
Michael S. Hess	2007	51	Director and Vice-President of the Company and President and Chief Executive Officer of Brooke Capital Advisors, Inc.

The following is a brief summary of the background of each incumbent director and each director nominee:

Robert D. Orr:  Mr. Orr was named Chairman of the Board, President, Chief Executive Officer and Director on January 31, 2007. Mr. Orr is the founder of Brooke and has been a Brooke director and its Chief Executive Officer since its inception in 1986. Mr. Orr was Brooke’s President from 1986 until 1991. Mr. Orr has been a director of Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke, since December 2005, has been its Chairman of the Board and Chief Executive Officer since March 2006, and was its President from December 2005 until March 2006. Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts Degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the Internet age entitled Death of an Insurance Salesman?.

Keith E. Bouchey:  Mr. Bouchey has been a Director of the Company since January 31, 2007. Mr. Bouchey is a director of First Community Bancshares, Inc., Overland Park, Kansas, and serves as Senior Executive Vice President and Chief Financial Officer of such corporation and its wholly owned subsidiary bank, First Community Bank, Lee’s Summit, Missouri. Mr. Bouchey served five years as the Executive Financial Officer of Gold Banc Corporation, Inc., Leawood, Kansas, a publicly traded multi-bank holding company, from November 1995 until he joined First Community Bankshares, Inc. in 2000. Previously, Mr. Bouchey was employed as a principal of GRA, Thompson, White & Co., P.C., a regional bank accounting and consulting firm. Mr. Bouchey served for seventeen years as managing director of the firm’s regulatory services practice. Mr. Bouchey is also a director, officer and shareholder of Holyrood Bancshares, Inc., a closely-held, one-bank holding company located in Holyrood, Kansas; and a director and shareholder of UBT Bancshares Inc., a $365 million closely-held, one-bank holding company located in Marysville, Kansas, which owns United Bank & Trust. Mr. Bouchey has also served as a director of Brooke Credit Corporation, a wholly owned subsidiary of Brooke since February 2006. He has a Bachelor’s Degree in Corporate Finance from Kansas State University.

Paul E. Burke, Jr.:  Mr. Burke has been a director of the Company since its inception. Mr. Burke is the President of Issues Management Group, Inc., a public relations and governmental affairs consulting company. Mr. Burke served as a member of the Kansas State Senate from 1975 to January 1997 and served as the President of the Senate from 1989 until his retirement in 1997. During his tenure in the Kansas Senate, Mr. Burke served as Chairman of the Organization, Calendar and Rules, Legislative Coordinating Council and Interstate Cooperation Committees. Mr. Burke was a majority leader of the Senate from 1985 to 1988. Mr. Burke has served in numerous national, state and local leadership positions including past positions as a member of the President’s Advisory Commission on Intergovernmental Relations. He is also the former owner of WEBBCO, Inc., an industrial engineering and equipment company. Mr. Burke received his Bachelor of Science degree in business from the University of Kansas in 1956.

Richard Gill:  Mr. Gill has been a Director of the Company since January 31, 2007. Mr. Gill is the owner of Gill Agency, Inc. in Cherryvale, Kansas. Although the Cherryvale office serves as his principal place of business, Mr. Gill has several insurance agency locations in Southeast Kansas. Prior to his ownership of the agency, Mr. Gill was Superintendent of Customer Accounting for Union Gas Company where he supervised thirteen district offices. Preceding his tenure at Union Gas Company, Mr. Gill was the credit manager for B&R Tire Company in Parsons, Kansas. Mr. Gill has a Bachelors Degree in Business Administration from Pittsburg State University.

Michael Hess:  Mr. Hess has served as a director and Vice President of The Company since January 31, 2007 and as President of BCA since January 1, 2007. He was an original investor in Brooke and served on its Board of Directors from 1990 until January 2005, as its President from 1996 until 2003, and as its Vice President from 1988 until 1996. From its acquisition by Brooke in 2002 until January 2007, Mr. Hess was president and a director of CJD & Associates, L.L.C., a wholesale insurance broker that later also began providing loan brokerage and consulting services to managing general agencies and funeral homes. He was a director and President of Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke and the parent corporation of CJD from December 2004 until December 2005 and has been its Vice President since December 2005. Mr. Hess has been a director of Brooke Savings Bank, a federal savings bank, since January 8, 2007. Prior to joining the Brooke organization, Mr. Hess was employed by Western Resources, Inc. (now Westar Energy, Inc.), a utility company in Topeka, Kansas. Mr. Hess also previously served as director of Patrons Insurance Company and Great Plains Mutual Insurance Companies.

THE BOARD RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES
TO THE BOARD OF DIRECTORS AND PROXIES SOLICITED BY
THE BOARD WILL BE SO VOTED
IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meeting Attendance and Annual Meeting Attendance

The Board held six regular meetings and one special meeting during the fiscal year ended December 31, 2006. Mr. Burke is the only incumbent director who was a member of the Board during the 2006 fiscal year. Mr. Burke attended at least 75% of the aggregate of (a) the total number of meetings of the Board during 2006; and (b) the total number of meetings held by all committees of the Board on which the director served during 2006. While Mr. Orr, Mr. Bouchey, Mr. Gill and Mr. Hess are incumbent directors, none of them began their service on the Board of Directors until after the end of the 2006 fiscal year. Therefore, none of them attended Board or committee meetings held in 2006.

We encourage members of the Board of Directors to attend the annual meeting of shareholders. We do so by, among other things, holding our annual meeting of shareholders on the same date and immediately prior to the annual meeting of the Board of Directors. Each incumbent director, who was a member of the Board during the 2006 fiscal year, attended the 2006 annual meeting of shareholders.

Director Independence

The following members, and former members, of the Board of Directors are “independent” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules:

Current Independent Directors:	Former Independent Directors Who Served in 2006:
Paul E. Burke	Edward Carter
Keith E. Bouchey	Thomas Fogt
Richard E. Gill	Kenneth Frahm
Stephen Irsik
John Montgomery
Harland Priddle
Gary Yager

Communication with Directors

Because we are a “controlled company,” meaning over 50% of the voting power of our common stock is held by an individual, group or other company, and Brooke has representatives on the Board of Directors, the Board of Directors has not established a written procedure providing for communications by our shareholders directly with the Board of Directors. Any director may be contacted by writing to him or her c/o First American Capital Corporation, Attention: Secretary, 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210. Although our Secretary may screen frivolous or unlawful communications and commercial advertisements, subsequent to such screening, our Secretary will promptly forward all such correspondence to the indicated director(s) and/or the Chairman of the Board. Although the Chairman of the Board may decide to refer other correspondence to the other director(s), correspondence will be forwarded to the indicated director(s) if it pertains to matters relating to a breach or violation of our code of ethics.

Committees of the Board of Directors

The Board has five committees: an Audit Committee, a Compensation Committee, an Independent Directors Committee, an Investment Committee and an Executive Committee. All members of the Company’s Audit Committee and Compensation Committee are independent in accordance with Nasdaq independence standards for members of these committees.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent auditor. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the charter is available on our website at www.brookecap.com and may be obtained upon written request to the Secretary at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

The Audit Committee is comprised solely of independent directors. The members of the committee are Keith E. Bouchey, Paul E. Burke, Jr. and Richard Gill.

Our Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined by applicable Securities and Exchange Commission regulations. The reason that the Board of Directors has not appointed an audit committee financial expert is because it believes that the current members of the Audit Committee as a group have an understanding of Audit Committee functions, have the ability to understand financial statements and generally accepted accounting principles, have substantial business experience that results in financial sophistication, have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, and have an understanding of internal controls and procedures for financial reporting, but no member individually meets the definition of “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Audit Committee’s Charter grants the Audit Committee authority to retain advisors with financial expertise at the Company’s expense.

The Audit Committee met three times during the fiscal year ended December 31, 2006. All committee members serving at that time attended each meeting.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. In addition, the Audit Committee has discussed with the independent auditor of the Company the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1, has discussed with the independent accountant the independent accountant’s independence, and has discussed other matters as required by law and the Committee’s Charter. Based on the review and discussions recited in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee

Keith E. Bouchey
Paul E. Burke, Jr.
Richard Gill

Compensation Committee

The Compensation Committee is comprised solely of independent directors, as such term is defined by Nasdaq independence requirements. The members of the Committee are Keith E. Bouchey, Paul E. Burke, Jr., and Richard Gill. As of April 2007, the purpose of the Compensation Committee is to provide assistance to corporate directors in fulfilling their responsibilities with respect to the administration of the 2007 Brooke Corporation Equity Incentive Plan (the “2007 Plan”). Prior to April 2007, the purpose of the Compensation Committee was to establish and execute compensation policies for executives of the Company and award any performance bonuses. The Compensation Committee met two times during the year ended December 31, 2006.

Currently, the Board of Directors has the authority to determine cash compensation of directors and officers, including the chief executive officer. The Board has delegated this authority to the Executive Committee. The independent directors serving on our Board of Directors and its Compensation Committee do not have the duty or the right to determine compensation of directors and officers. We do not anticipate the duties and authority of the Compensation Committee to change should the Company become listed on a national exchange because the Company is a controlled company, and as such, is exempt from certain requirements related to the oversight of executive compensation by the Board.

The Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website at www.brookecap.com and may be obtained upon written request to the Secretary at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

Independent Directors Committee

In connection with the Change of Control transaction, our Board of Directors created an Independent Directors Committee. The purpose of the Independent Directors Committee is, for a transitory time period, to review for fairness to the shareholders of the Company other than Brooke, and, approve or disapprove transactions between the Company or any of its affiliates and Brooke and any of its affiliates.

The Board of Directors has adopted a charter of the Independent Directors Committee. This charter became effective on January 31, 2007 and shall automatically terminate on the date of the earlier of (i) January 31, 2010 or (ii) the effective date of any listing on the American Stock Exchange or the NASDAQ Capital Market of the Company’s common stock.

The Independent Directors Committee is comprised of three or more directors selected by the Board who are deemed to be independent as that term is defined in the listing rules of any stock exchange on which the Company’s common stock is listed, or, in the absence of such listing, the listing rules of either the American Stock Exchange or the NASDAQ Capital Market. The committee members serve for so long as they are directors or until their successors are duly elected and qualified or their earlier resignation or removal, provided that any member of the Committee may be replaced by the Board at any time by any member that is “independent” as that term is defined in the applicable Stock Exchange listing rules.

The current members of the Independent Directors Committee are: Keith E. Bouchey, Paul E. Burke, Jr. and Richard Gill.

The Independent Directors Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors, and has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve such firm’s fees and other engagement terms.

The Board of Directors has adopted a written charter of the Independent Directors Committee. A copy of the charter is available on our website at www.brookecap.com and may be obtained upon written request to the Secretary at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

Executive Committee

The purpose of the Executive Committee is to provide assistance to the Board of Directors through its power to act and adopt resolutions on administrative matters and its limited powers to act in emergency situations. In addition, the Board of Directors may delegate to the Executive Committee authority or responsibility to perform specific functions, as specified in the Charter of the Executive Committee adopted by the Board of Directors or by specific resolution adopted by the Board. The members of the Committee are Robert D. Orr and Michael S. Hess.

Nomination of Directors

The Nominating Committee of the Board of Directors was abolished on March 1, 2007. As a controlled company within the meaning of the NASDAQ Stock Market Rules, we are exempt from rules that require director nominees to be either selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Therefore, it is the view of the Board that it is appropriate for the Company not to have a nominating committee. Instead, in 2007 each member of our Board participated in the consideration of the selection of the director nominees.

Because of our status as a controlled company, we have not adopted a written policy regarding the consideration of candidates recommended by shareholders other than the controlling group or the specific minimum requirements with respect to nominees’ qualities and skills other than those relating to director independence, as required by the SEC and NASDAQ. The desires of the Board and the need to meet independence standards imposed by law and the rules of NASDAQ with respect to the Audit Committee are the primary factors in determining nominees for the Board of Directors. Other factors that have been considered in the past have included, and may include in the future, the proposed nominee’s personal and professional background, demonstration of sound business judgment, field of expertise, commitment to attend meetings, integrity, Kansas roots and other factors deemed in the best interests of the Company and our shareholders. We have not used third parties in our selection process.

Certain Relationships and Related Transactions

On March 2, 2005, the Company entered into a Stock Repurchase Agreement with Brooke under which the Company repurchased 150,167 shares of Company common stock from Brooke. Brooke had previously acquired the shares from a third party for a total purchase price of $772,255. The privately negotiated transaction involved approximately 9.7% of Company common stock then outstanding. The shares were purchased at a total purchase price of $770,355. The Company paid the purchase price using $200,000 of its working capital and financed the remaining amount with a loan from Brooke Credit at a fixed rate of 8% over a ten-year period. The repurchase agreement also granted Brooke warrants to purchase additional shares of Company common stock. These warrants were cancelled as part of the 2006 Stock Purchase Agreement.

The mortgage note on the commercial property and office building that the Company owned was financed by Vision Bank of Topeka, Kansas. Gary Yager, a former Director of the Company, is the President and CEO of Vision Bank. As of December 31, 2006 the mortgage note was paid in full. Management believes that the terms obtained from Vision Bank at the time of financing were no less favorable to the Company than those available from an independent lender.

The Boards of Directors of the Company and FLAC and KID authorized the parent company to sell its office building and related real estate to FLAC. The proceeds were used in part to repay the notes to Vision Bank and Brooke described above. Closing of this transaction occurred May 1, 2006.

On October 5, 2006, Mr. Van Engelen was awarded a warrant to purchase up to 50,000 shares of Company common stock at an exercise price of $1.72 per share. Pursuant to the terms of the warrant, the warrant now represents the right to purchase 16,666 shares of Company common stock at an exercise price of $5.16 as a result of the one for three share reverse stock split. The warrant was awarded to Mr. Van Engelen in exchange for his services in successfully negotiating and closing the transactions contemplated by the 2006 Stock Purchase Agreement. Mr. Van Engelen entered into an employment agreement with the Company effective December 8, 2006 to serve as President and CEO of FLAC.

On October 5, 2006, Thomas Fogt, a then director of the Company, was awarded a warrant to purchase up to 100,000 shares of Company common stock at an exercise price of $1.72 per share. Pursuant to the terms of the warrant, the warrant now represents the right to acquire 33,333 shares of Company common stock at an exercise price of $5.16 per share as the result of the one for three share reverse stock split. Mr. Fogt was awarded the warrant in exchange for his services in successfully negotiating and closing the transactions proposed by the 2006 Stock Purchase Agreement.

As more fully discussed in the “Description of Business — Recent Developments” and “Market for Common Equity and Related Stockholder Matters — Sales of Unregistered Securities” section of our Annual Report on Form 10-KSB, Brooke had or has a direct and/or indirect material interest in the 2006 Stock Purchase Agreement. Brooke also has an indirect interest in the Company’s proposed acquisition of Brooke Savings Bank under the terms of the 2007 Stock Purchase Agreement. As a result of his relationship with Brooke, Robert Orr, a Company director and the Company’s Chairman of the Board, President and Chief Executive Officer, has an indirect material interest in these transactions. Michael Hess, a Company director and one of its executive officers, is a director and executive officer of BBC and a director of Brooke Savings Bank.

With respect to the Company’s proposed acquisition of Brooke Savings Bank from BBC, the Company will exchange 2,015,968 shares of its common stock for all of the stock of Brooke Savings Bank. The agreed upon purchase price equals the price paid by BBC to acquire Brooke Savings Bank on January 8, 2007. For the purpose of the proposed transaction, the shares of Company common stock were valued at $1.67 per share, which converts to a current value of $5.01 per share as a result of the reverse stock split. This valuation equals the approximate price per share paid by Brooke for it 55% ownership interest in the Company in the change of control transaction that occurred in December 2006 and January 2007 pursuant to the terms of the 2006 Stock Purchase Agreement. Based on the number of Company shares of common stock currently outstanding, the proposed transaction would result in an increase in Brooke’s combined direct and indirect ownership of the Company from 58% to approximately 75%. The proposed transaction, after adjustments, would also reduce Brooke’s indirect ownership of Brooke Savings Bank from 100% to approximately 75%.

For additional information regarding related transactions, see Note 12 to the Company’s consolidated financial statements contained in our Annual Report on Form 10-KSB, incorporated herein by reference.

DIRECTOR COMPENSATION

The following table sets forth the total compensation of non-management directors during the 2006 fiscal year. The Company does not compensate employees for their service as members of the Board.

Directors Compensation Table

	Fees Earned or
	Paid in			All Other
	Cash	Option Awards		Compensation	Total
Name	($)	($)		($)	($)

Paul E. Burke, Jr.	3,075	0		—	3,075
Edward Carter	3,400	0		—	3,658
Thomas Fogt	5,125	64,420	(1)	50,000	119,545
Kenneth Frahm	4,125	0		—	4,125
Stephen Irsik	750	0		—	750
John Montgomery	3,975	0		—	3,975
Gary Yager	4,950	0		—	4,950

(1)	The assumptions made in the valuation of this award are discussed in Note 10 of the Notes to Consolidated Financial Statements at Item 7 “Financial Statements” of the Company’s Annual Report on Form 10-KSB, incorporated herein by reference.

On September 21, 2006, upon the recommendation of the compensation committee, the Board of Directors authorized the grant of a success award to Mr. Fogt, consisting of a cash portion and a non-cash portion for his contribution to the successful negotiation and closing of the transactions contemplated by the 2006 Stock Purchase Agreement. The cash portion of the success award consisted of a $50,000 bonus payable to Mr. Fogt at the time of the closing of such transactions and was received by Mr. Fogt on December 8, 2006. The non-cash portion of the success award consisted of a Warrant To Purchase Shares of common stock (the “Fogt Warrant”), dated October 5, 2006, providing Mr. Fogt the right to purchase 100,000 shares of common stock of the Company at an exercise price of $1.72 per share. The warrant became exercisable on December 8, 2006. Under the terms of the Fogt Warrant, Mr. Fogt may exercise his right under the Fogt Warrant to purchase up to 33,333 shares, in one or in multiple exercises at an exercise price of $5.16 per share as a result of the one for three share reverse stock split. The exercise period extends until December 8, 2016. The Fogt Warrant additionally provides for adjustments of the number of shares and the exercise price in accordance with any changes in the outstanding common stock by reason of stock dividends, split-ups, recapitalizations and conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like. Shares received upon exercise of the Fogt Warrant may be subject to transfer restrictions as unregistered securities.

During the 2006 fiscal year, each non-employee director was paid $750 per regular quarterly meeting attended for the Company and its subsidiaries, $75 per telephonic meeting attended and $250 per committee meeting attended.

The Company has revised its director compensation policy for the 2007 fiscal year. Under the revised policy current directors receive a $500 monthly retainer, $500 per regular meeting attended for the Company and its subsidiaries, $250 per telephonic meeting attended and $250 per committee meeting attended.

PROPOSAL TWO:

APPROVAL OF THE FIRST AMERICAN CAPITAL CORPORATION 2007 INCENTIVE PLAN

Introduction

The First American Capital Corporation 2007 Equity Incentive Plan (“Plan”) was created to provide the compensation committee flexibility to determine what types of awards are beneficial to the Company, our employees, directors and shareholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to the Company or our employees or directors, or our cash flow needs. The Plan would allow the Compensation Committee, as the administrator of the Plan, to award restricted shares, stock appreciation rights, performance shares, performance units, and restricted share units to employees and directors. The Compensation Committee and Board of Directors on unanimously approved the adoption of the Plan as of April 20, 2007, subject to and effective upon approval of the Plan by the shareholders of the Company at the annual meeting of shareholders.

The Compensation Committee and Board of Directors have determined that a maximum of 400,000 shares of our common stock may be issued pursuant to awards granted under the Plan.

Material Features of the Plan

The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration.  The Compensation Committee of the Board of Directors of the Company (the “Committee”) will administer the Plan. All members of the Committee are non-employee directors of the Company and such members are eligible to participate in the Plan. The Committee will have the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Types Of Awards.  Awards under the Plan may include restricted shares of common stock (“Restricted Shares”), nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance shares, performance units, restricted share units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the Plan. Restricted Shares are shares of common stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, common stock or both based on the increase in the market value of the shares of common stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A performance share is the right to receive, upon satisfying designated performance goals within a performance period, cash, common stock or both based on the market value of shares of common stock covered by such performance shares at the close of the performance period. A performance unit is the right to receive cash, common stock or both upon satisfying designated performance goals within a performance period. A restricted share unit is the right to receive cash, common stock, or a combination of cash and shares of common stock, based on the market value of a specified number of shares of common stock, subject to such terms and conditions, including, without limitation, forfeiture, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

The Committee may determine that all or a portion of an award may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee or director at the time the award is paid or exercised. The 2006 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of common stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the Plan and any other “incentive stock option plans” maintained by the Company does not exceed $100,000.

Neither the Company nor any subsidiary receives from the recipient of an award any consideration for the granting of the award.

Eligible Recipients of Awards.  The Committee may grant awards to any of our employees, to any employee of one of our direct or indirect subsidiaries, to a member of our Board of Directors or to a member of the board of directors of one of our direct or indirect subsidiaries. The number of persons employed by the Company and its direct and indirect subsidiaries and non-employee directors as of March 30, 2007 was 21. No ISO may be granted to director who is not also an employee of the Company or one of its subsidiaries.

Assignability.  No award granted pursuant to the Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

Shares Subject to the Plan.  An aggregate of 400,000 shares of common stock is reserved for issuance under the Plan. All of such shares may be issued in connection with the exercise of ISOs. Shares of common stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and common stock) are available for additional grants. Shares of common stock to be delivered or purchased under the Plan may be either authorized but unissued common stock or treasury shares.

Anti-Dilution Protection.  In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Plan or in the number of shares of common stock subject to an outstanding award.

Merger, Consolidation, Reorganization, Liquidation, Etc.  If we become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors is authorized under the Plan to make such arrangements it deems advisable with respect to outstanding awards, which shall be binding upon the recipients of such awards, including, but not limited to, the substitution of new awards for any awards then outstanding, the assumption of any such awards, and the termination of or payment for such awards.

Market Value Restrictions.  The amounts of certain awards are based on the fair market value of a share of common stock at a specified point in time. The exercise price per share of common stock under each nonqualified stock option or ISO granted under the Plan, which is paid to the Company at the time of the exercise, shall be determined by the Committee, but may not be less than the fair market value of such common stock on the date of grant of such option. “Fair market value” of a share of common stock as of a given date shall be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and the low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided (iv) that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its absolute discretion, appropriate. The preceding notwithstanding, in the event that the Common Stock is not readily tradable on an established securities market, the Committee shall determine the Fair Market Value of a share of Common Stock in accordance with the requirements of Internal Revenue Code Section 409A (“Section 409A”) and the regulations promulgated thereunder.

There is currently no established public market for the Common Stock, making it difficult to state what the Compensation Committee might determine as “fair market value” under the Plan. Due to recent private sales of our Common Stock, however, we believe the “market value” of the Common Stock as of the Record Date is approximately $5.15 per share.

No Repricing.  Except for adjustments made pursuant to the anti-dilution provisions of the Plan, or by reason of a merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the exercise or purchase price under any outstanding award granted under the Plan may not be decreased after the date of grant, nor may any outstanding award granted under the Plan be surrendered to the Company as consideration for the grant of a new award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of our common stock present in person or by proxy at a duly constituted meeting of our shareholders.

Unfunded Plan.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

Amendments and Termination.  The Board of Directors may at any time terminate or amend the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient, nor shall any such action cause amounts deferred to become taxable under Section 409A. No amendment may be made that would increase the maximum number of shares of common stock that may be issued under the Plan (unless such increase is a result of a change in the capital structure of the Company), materially increase the benefits accruing to participants under the Plan, change the expiration date of the Plan, or delete or amend the market value restrictions contained in the Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at a duly constituted meeting of shareholders. Further, no amendment that would otherwise require shareholder approval as a matter of applicable law, regulation or rule may be made without such approval. The Committee may grant awards under the Plan at any time prior to the tenth anniversary of the effective date of the Plan, on which tenth anniversary date the Plan will expire except as to awards then outstanding thereunder (which Awards shall remain in effect until they have expired according to their terms or until the twentieth anniversary of the 2007 Plan, whichever first occurs). No ISO shall be exercisable later than 10 years following the date it is granted.

Awards to be Granted Under the Plan

The exact types and amounts of any awards to be made by the Committee to any eligible employees or directors pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in the Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under the Plan during the last fiscal year if the Plan had been in effect during that year.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Restricted Shares.  A recipient will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such shares to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company, unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by us.

Incentive Stock Options.  The Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO.

If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. We will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See “Alternative Minimum Tax,” below.

Nonqualified Stock Options.  The recipient of a nonqualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights.  A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our common stock from the date of grant of the SAR to the date of exercise) and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Performance Shares, Performance Units and Restricted Share Units.  A recipient of performance shares, performance units or restricted share units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares, performance units or restricted share units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or common stock with respect to the performance share or units (at the time any restrictions lapse in the case of restricted share units) in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date the cash and/or common stock is received over the price, if any, of the performance shares or units on the date of grant. We will be entitled to a deduction on the date of receipt of the common stock or cash by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

Alternative Minimum Tax.  In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

Effective Date

The Plan shall be effective only upon its approval by our shareholders. If approved by our shareholders at the annual meeting of shareholders scheduled for June 7, 2007, the Plan will be effective on that date.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE
FIRST AMERICAN CAPITAL CORPORATION 2007 EQUITY INCENTIVE PLAN
AND PROXIES SOLICITED BY THE BOARD WILL
BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL THREE:

TO AUTHORIZE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF FIRST AMERICAN CAPITAL CORPORATION TO
BROOKE CAPITAL CORPORATION

On March 1, 2007, our Board of Directors unanimously approved, subject to shareholder approval, an amendment to our articles of incorporation to change our corporate name to Brooke Capital Corporation. Due to the acquisition of a majority of our shares by Brooke, the Board of Directors believes it is in the best interest of the shareholders to change the name of the Company to Brooke Capital Corporation. The Board believes the proposed new name appropriately recognizes the Company’s alignment with Brooke and allows the Company to take advantage of investor recognition associated with Brooke. Additionally the name change will facilitate the selection of a ticker symbol that will correspond to Brooke when the Company lists a class of its equity securities on a national exchange. It is not anticipated that the name of the Company’s subsidiary, First Life America Corporation, will change. Therefore, the Company will continue to maintain the business goodwill associated with its life insurance subsidiary.

This name change would be effected by an amendment to our articles of incorporation, which would amend Article 1 to read as follows:

“ARTICLE 1

NAME

The name of the corporation is Brooke Capital Corporation.”

The change of our corporate name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for shareholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the annual meeting, we will file an amendment to our articles of incorporation effecting the name change with the Secretary of State of Kansas. The name change will become effective upon such filing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board has appointed Summers, Spencer & Callison, CPAs, Chartered to serve as our independent auditor for the fiscal year ending December 31, 2007. Summers, Spencer & Callison, CPAs, Chartered (“SSC”) has served as our independent auditor since 2007. Our shareholders are being asked to ratify this appointment at the Meeting.

Representatives of SSC will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Although it is not required to do so, the Board is submitting its appointment of our independent auditor for ratification by the shareholders at the Meeting in order to ascertain the views of shareholders regarding such appointment. A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the appointment of SSC as our independent auditor for the fiscal year ending December 31, 2007. Whether the proposal is approved or defeated, the Board may reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF SUMMERS, SPENCER & CALLISON, CPAS, CHARTERED AS INDEPENDENT AUDITOR FOR THE FISCAL Year ENDED DECEMBER 31, 2007 AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

Fees of Independent Auditor

All audit related services were pre-approved by the Audit Committee, which concluded that the provision of such services by Summers, Spencer & Callison, CPAs, Chartered was compatible with the maintenance of this firm’s independence in the conduct of its auditing functions.

The following table represents fees for professional audit services rendered by Summers, Spencer & Callison, CPAs, Chartered for the audit of the Company’s annual financial statements and for the review of the financial statements included in our quarterly reports.

	Years Ended December 31,
	2006	2005

Audit Fees	$68,206	$—

	$68,206	$—

(1)	Audit fees — Consists of fees billed and anticipated fees for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and services that are normally provided by Summers, Spencer & Callison, CPAs, Chartered in connection with statutory and regulatory filings or engagements.

The Audit Committee has considered whether the provision of non-audit services by Summers, Spencer & Callison, CPAs, Chartered is compatible with maintaining auditor independence and has determined that it is.

Changes in Independent Public Accountant

On November 1, 2006, the Company’s independent accountant, BKD, LLP, (“BKD”) notified the Company that it was resigning as the Company’s independent certified public accounting firm. BKD stated that its resignation was not a result of any disagreements with either the management or audit committee of the Company. BKD’s accountant’s reports for the Company’s financial statements for the Company’s two most recent fiscal years, or any later interim period, did not contain adverse opinions or disclaimers of opinion, nor were any reports modified as to uncertainty, audit scope or accounting principles. BKD’s resignation was of its own volition and a change of accountants was not recommended or approved by the board of directors or an audit or similar committee of the board of directors.

At no time during the two most recent fiscal years or the interim period through November 1, 2006 did the Company have any disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BKD’s satisfaction, would have caused BKD to make reference to the subject matter of the disagreement in connection with its accountant’s report.

During the two fiscal years prior to the change and through November 1, 2006, there were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

The Company requested that BKD furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 14, 2006, was filed as Exhibit 16.1 to the Company’s Form 8-K/A filed November 15, 2006.

On November 6, 2006, the Company engaged Summers, Spencer & Callison, CPAs, Chartered (“SSC”), of Topeka, Kansas, to be the Company’s new independent certified public accounting firm. SSC was selected by the Company due to, among other factors, its proximity to the Company’s location in Topeka, Kansas and the familiarity of SSC with the industry within which the Company operates. During the two most recent fiscal years and through November 6, 2006, the Company did not consult with SSC regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and either written or oral advice was provided that SSC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

Pre-approval of Policies and Procedures

The Audit Committee’s Charter provides for the Committee to pre-approve work to be performed by Summers, Spencer & Callison, CPAs, Chartered. The Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors. All 2006 services performed by Summers, Spencer & Callison, CPAs, Chartered were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF SUMMERS, SPENCER & CALLISON, CPAS, CHARTERED AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by the principal executive officer during the 2006 fiscal year. No other executive officers’ total compensation exceeded $100,000 for service as an executive officer of the Company during the 2006 fiscal year.

Summary Compensation Table

Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)	($)

John Van Engelen, CEO of FLAC	2006	144,800	25,000	32,210	28,000	5,496	235,506

(1)	The assumptions made in the valuation of this award are discussed in Note 10 of the Notes to Consolidated Financial Statements at Item 7 “Financial Statements of the Company’s Annual Report on Form 10-KSB incorporated herein by reference.

(2)	Mr. Van Engelen was President and Chief Executive Officer of the Company until January 31, 2007 and served as interim CFO until March 1, 2007. He was a director of the Company from February 2004 until May 2007.

On September 21, 2006, upon the recommendation of the compensation committee, the Board of Directors authorized the grant of a success award to Mr. Van Engelen, consisting of a cash portion and a non-cash portion for the successful negotiation and closing of the transactions contemplated by the 2006 Stock Purchase Agreement. The cash portion of the success award consisted of a $25,000 bonus payable to Mr. Van Engelen at the time of the closing of such transactions and was received by Mr. Van Engelen on December 8, 2006. The non-cash portion of the success award consisted of a Warrant To Purchase Shares of common stock (the “Van Engelen Warrant”), dated October 5, 2006, providing Mr. Van Engelen the right to purchase 50,000 shares of common stock of the Company upon its exercise. The warrant became exercisable on December 8, 2006. Under the terms of the Van Engelen Warrant, Mr. Van Engelen may exercise his right under the Van Engelen Warrant to purchase up to 16,666 shares, as adjusted for the one for three share reverse stock split, in one or in multiple exercises at an exercise price of $5.16 per share. The exercise period extends until December 8, 2016. The Van Engelen Warrant additionally provides for adjustments of the number of shares and the exercise price in accordance with any changes in the outstanding common stock by reason of stock dividends, split-ups, recapitalizations and conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like. Shares received upon exercise of the Van Engelen Warrant may be subject to transfer restrictions as unregistered securities.

The amount disclosed in the table above as “non-equity incentive plan compensation” was paid to Mr. Van Engelen on December 8, 2006, as a cash performance award pursuant to the terms of Mr. Van Engelen’s Employment Agreement, entered into on July 1, 2006 (the “2006 Employment Agreement”). The terms of the 2006 Employment Agreement provided that Mr. Van Engelen would be entitled to a performance-based bonus equal to 20% of his gross annual base salary, if the Board of Directors’ determined that Mr. Van Engelen’s performance as Chief Executive Officer and President was satisfactory (the “Performance Award”). Effective December 8, 2006, the Company entered into an Employment Agreement with Mr. John F. Van Engelen to serve as President and Chief Executive Officer of FLAC (the “2007 Agreement”). The 2007 Agreement replaced and superseded the 2006 Employment Agreement but preserved Mr. Van Engelen’s eligibility to receive the Performance Award as provided by the 2006 Employment Agreement.

The dollar value representing “all other compensation” in the summary compensation table represents the amount that the Company paid to Mr. Van Engelen’s SIMPLE IRA plan in matching contributions.

Outstanding Equity Awards at Fiscal Year-End

	Number of		Number
	Securities		of Securities
	Underlying		Underlying	Option
	Unexercised		Unexercised	Exercise
	Options (#)		Options (#)	Price	Option Expiration
Name	Exercisable		Unexercisable	($)	Date

John Van Engelen	16,666	(1)	0	5.16	December 8, 2016

(1)	The Company granted Mr. Van Engelen a warrant for the right to purchase 50,000 shares of the Company’s common stock adjustable based on recapitalizations of the Company on October 5, 2006, which became exercisable on December 8, 2006. The Company effected a one for three reverse stock split effective as of April 13, 2007.

Severance and Change in Control Agreements

Notwithstanding that the employment relationship between Mr. Van Engelen and the Company is characterized as “at will” employment, the 2007 Employment Agreement provides that if before June 30, 2007, (a) the Company terminates Mr. Van Engelen’s employment without “Cause” (as defined by the 2007 Employment Agreement) or (b) Mr. Van Engelen resigns, the Company will pay Mr. Van Engelen a lump sum cash payment of $144,800. If the Company terminates Mr. Van Engelen for any reason after June 30, 2007, the Company will pay Mr. Van Engelen an amount equal to three months of his base salary at the annual rate specified by the 2007 Employment Agreement.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by our officers or employees by telephone, email, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this proxy statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this proxy statement, has been or will be borne by us. We will reimburse banks and brokers who hold the common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold common stock. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone, email or interview by our officers or selected securities dealers. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

ANNUAL REPORT

A 2006 Annual Report to Shareholders of the Company has been furnished to the Company’s shareholders along with this Proxy Statement. The Annual Report includes the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (without exhibits) as filed with the SEC. The Company will furnish without charge upon written request a copy of the Company’s Annual Report on Form 10-KSB. The Annual Report on Form 10-KSB includes a list of exhibits thereto. The Company will furnish copies of such exhibits upon written request therefor and payment of the Company’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of voting stock entitled to vote at the Annual Meeting. Requests for copies of exhibits should be sent to Secretary, First American Capital Corporation, 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 with exhibits, as well as other filings by the Company with the SEC, are also available through the SEC’s Internet site at www.sec.gov. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of change in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based solely on a review of the copies of those forms furnished to the Company and those filed with the SEC, the Company believes that during the fiscal year ended December 31, 2006, all required filings applicable to the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities were timely met, except for the following: (1) a late filing on Form 3 relating to the acquisition of common stock of the Company by Kyle L. Garst, Robert D. Orr, Michael Lowry, Shawn Lowry, Anita Larson, Leland Orr, and Brooke Holdings, Inc., which was filed on February 2, 2007; (2) a late filing on Form 3 relating to the acquisition of common stock of the Company by Robert D. Orr, which was filed on February 7, 2007; (3) a late filing on Form 4 relating to a single transaction by Robert D. Orr, which was filed on February 12, 2007; (4) a failure to file Form 4 relating to a single transaction by Thomas Fogt, which was remediated by the filing of a Form 5 by Mr. Fogt on February 14, 2007; and (5) a failure to file Form 4 relating to a single transaction by John Van Engelen, which was remediated by the filing of a Form 5 by Mr. Van Engelen on February 12, 2007.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders are entitled to present proposals for action at meetings of shareholders if they comply with the requirements of the proxy rules of the SEC, Kansas law and our charter and bylaws. In connection with this year’s Meeting, no shareholder proposals were presented. Any proposals intended to be presented at the Company’s Annual Meeting of Shareholders to be held in the year 2008 must be received at our offices on or before January 9, 2008, in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

The accompanying proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Meeting. If a shareholder intends to submit a proposal at our 2008 Annual Meeting Shareholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the shareholder’s notice of the proposal must be received by us by March 24, 2008. If a shareholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement, and the proxy for the 2008 Annual Meeting of Shareholders may confer discretionary authority to vote on such proposal.

Proposals should be sent to the Secretary of the Company at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210.

OTHER MATTERS

The Board is not aware of any matters to come before the Meeting, other than those specified in the Notice of Annual Meeting. However, if any other matter requiring a vote of the shareholders should arise at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver, upon written oral request, a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to the Company at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210, Attention: Secretary’s Office, and

oral requests may be made by calling our Secretary’s office at (913) 661-0123. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of common stock for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the common stock.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY CARD PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP COMMUNICATIONS. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Michael D. Sell, Secretary
Overland Park, Kansas
May 14, 2007

APPENDIX A

FIRST AMERICAN CAPITAL CORPORATION
2007 EQUITY INCENTIVE PLAN

1. Purposes.  The purposes of this First American Capital Corporation 2007 Equity Incentive Plan are to provide incentives and rewards to those employees and directors largely responsible for the success and growth of First American Capital Corporation and its direct and indirect subsidiaries, to align more closely the interests of such persons with those of First American Capital Corporation’s shareholders, and to assist First American Capital Corporation and its direct and indirect subsidiaries in attracting, retaining and motivating directors, executives and other key employees with experience and ability.

2. Definitions.

(a) Award means one or more of the following: Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Share Units, and any other rights which may be granted to a Recipient under the Plan.

(b) Committee means the Compensation Committee described in Section 3.

(c) Common Stock means the Common Stock, $0.01 par value, of First American Capital Corporation.

(d) Company means First American Capital Corporation, a Kansas corporation, and, unless the context otherwise requires, includes its “subsidiary corporations” (as defined in Section 424(f) of the Internal Revenue Code) and its and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

(e) Fair Market Value of a share of Common Stock as of a given date shall be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and the low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided (iv) that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its absolute discretion, appropriate. The preceding notwithstanding, in the event that the Common Stock is not readily tradable on an established securities market, the Committee shall determine the Fair Market Value of a share of Common Stock in accordance with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.

(f) Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.

(g) Internal Revenue Code means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

(h) Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

(i) Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

(j) Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

(k) Plan means this First American Capital Corporation 2007 Equity Incentive Plan, as the same may be amended from time to time.

(l) Recipient means an employee or a member of the Board of Directors of the Company who has been granted an Award under the Plan.

(m) Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

(n) Restricted Share Unit means the right to receive an amount, payable in shares of Common Stock, cash or a combination of cash and shares of Common Stock, based on the Fair Market Value of a specified number of shares of Common Stock, subject to such terms and conditions, including, without limitation, forfeiture, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

(o) Stock Appreciation Right means the right to receive, upon exercise of a stock appreciation right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such stock appreciation right from the initial day of the Performance Period for such stock appreciation right to the date of exercise.

(p) Stock Option means the right to purchase, upon exercise of a stock option granted under this Plan, shares of the Company’s Common Stock.

3. Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board of Directors of First American Capital Corporation which shall consist of directors of the Company who are (a) non-employee directors, as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal securities exchange on which Common Stock is listed or quoted, and (b) outside directors, as defined in the regulations under Section 162(m) of the Internal Revenue Code, to be appointed by and to serve at the pleasure of such Board of Directors. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

4. Absolute Discretion.  The Committee may, in its sole and absolute discretion, at any time and from time to time during the continuance of the Plan, (i) determine which employees and directors of the Company shall be granted Awards under the Plan, (ii) grant to any employee or director so selected such an Award,

(iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

5. Eligibility.  Awards may be granted to any employee or director of the Company. No director who is not an employee of the Company shall be eligible for grants of Incentive Stock Options under the Plan. An employee or director may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

6. Stock Subject to the Plan.  The total number of shares of Common Stock issuable under this Plan may not at any time exceed 400,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

7. Awards.

(a) Awards under the Plan may include, but need not be limited to, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Restricted Share Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

8. Vesting Requirements.  The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

9. Deferred Payments and Interest Equivalents.

(a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine. The preceding notwithstanding, any such deferral subject to the requirements of Section 409A of the Internal Revenue Code must be made in writing at least twelve (12) months prior to the date on which the Award would otherwise be paid under the terms of this Plan and the award contract, and the payment of such amounts must be postponed for a period of at least five (5) years after the date on which such amounts would otherwise be paid under the terms of this Plan and the award contract. Any such election to change the form of payment or to postpone the time when the Award will be paid shall be irrevocable and shall not be effective until twelve (12) months after being so made by the Committee.

(b) The Committee may authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on any Award payable at a future time in cash during the period from the date of the Award to the date of payment.

10. Stock Option Price.  The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of one share of Common

Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

11. Stock Appreciation Right Value.  The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the Fair Market Value of one share of Common Stock on the date the Award is granted.

12. Continuation of Employment.  The Committee may require that a Recipient be an employee or director of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee or director of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death, retirement, other termination of employment, or other termination of service as a director of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment or cessation of service as a director and to determine whether such cessation is the result of retirement, death or any other reason.

13. Registration of Stock.  Each Award shall be subject to the requirement that, if at any time the Committee shall determine that qualification or registration under any state or federal law of the Restricted Shares, Stock Options, Incentive Stock Options, other Awards, or other securities thereby covered or subject to an Award, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

14. No Repricing.  Except for adjustments made pursuant to Section 17, or by reason of the matters referred to in Section 18, the exercise or purchase price under any outstanding Award granted under the Plan may not be decreased after the date of grant, nor may any outstanding Award granted under the Plan be surrendered to the Company as consideration for the grant of a new Award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company.

15. No Obligation to Employ or Grant Awards.  No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient or any other relationship of a Recipient with the Company. No employee, director or other person shall have any claim or right to be granted an Award under the Plan.

16. Assignability.  No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

17. Dilution or Other Adjustments.  In the event of any changes in the capital structure of the Company, including, but not limited to, a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award.

18. Merger, Consolidation, Reorganization, Liquidation, Etc.  If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards. However, no such substitution, assumption, termination or payment shall be made in a manner that will cause amounts deferred to become taxable under Code Section 409A.

19. Withholding Taxes.  The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock, or in the form of an Incentive Stock Option or Stock Option, may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to satisfy all or any part of the tax required to be withheld by the Company in connection with such Award, or the exercise of such Incentive Stock Option or Stock Option, by electing to have the Company withhold a number of shares of Common Stock awarded, or purchased pursuant to such exercise, having a Fair Market Value on the date the tax withholding is required to be made equal to or less than the amount required to be withheld.

20. Notice of Disqualifying Disposition.  If a Recipient sells or otherwise disposes of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (a) the date two years after the date of grant of such Incentive Stock Option, and (b) the date one year after the exercise of such Incentive Stock Option, the Company may require the Recipient to immediately notify the Company in writing of such sale or other disposition.

21. Costs and Expenses.  The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Recipient.

22. Funding of Plan.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

23. Award Contracts; Rights as a Shareholder.  The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

24. Guidelines.  The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

25. Amendment and Discontinuance.  Subject to the limitations imposed by Code Section 409A of the Internal Revenue Code, the Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, or suspend the Plan. The Board, however, shall not amend the Plan in a manner that will cause amounts deferred to become taxable under Code Section 409A. In the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no action of such Board of Directors may be taken that would otherwise require such shareholder approval as a matter of applicable law, regulation or rule, and no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 17 hereof, (ii) change the expiration date of the Plan provided in Section 26, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, or (iv) materially increase the benefits accruing to participants under the Plan and provided further, that no amendment, modification, or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 17 hereof or unless the same is by reason of the matters referred to in Section 18 hereof. Notwithstanding the above, the Board of Directors may, at any time and in its sole discretion, terminate the Plan, so long as (i) the termination does not occur proximate to a downturn in the financial health of the Company, (ii) the Board terminates all agreements, methods, programs, and other arrangements that would be aggregated with the Plan under Code Section 409A, (iii) no payment other than those that are payable in the absence of a plan termination shall be paid within twelve (12) months after termination of the Plan, (iv) all payments are made within twenty-four (24) months after termination of the Plan, and (v) the Company does not establish a new plan that would be aggregated with the terminated Plan within three (3) years after the termination of the Plan. The Board of Directors shall have the sole right to amend the Plan to the extent necessary to comply with the requirements of Code Section 409A.

26. Expiration.  The Committee may grant Awards at any time prior to the tenth anniversary of the effective date of this Plan, on which anniversary date this Plan will expire except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until the twentieth anniversary of this Plan’s effective date, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

27. Effective Upon Approval.  This 2007 Equity Incentive Plan shall take effect upon prior approval by the shareholders of First American Capital Corporation.

FIRST AMERICAN CAPITAL CORPORATION

By: _ _
    Name: Robert D. Orr
    Title:   Chief Executive Officer and President

PROXY
FIRST AMERICAN CAPITAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert D. Orr and Michael S. Hess, jointly and individually, as proxies, with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of First American Capital Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 7, 2007 or any adjournment thereof.

(1)	ELECTION OF DIRECTORS (see proxy statement for instructions)

☐ FOR all nominees listed below ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for individual nominee strike a line through the nominee’s name in the list below)
(1) Robert D. Orr (2) Keith E. Bouchey
(3) Paul E. Burke, Jr. (4) Richard E. Gill (5) Michael S. Hess

(2)	Approval of First American Capital Corporation 2007 Equity Incentive Plan.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(3)	Approval of amendment of First American Capital Corporation Articles of Incorporation.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(4)	Approval of Summers, Spencer & Callison, CPAs, Chartered as independent auditors for 2007.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(5)	In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting.

VOTE BY TELEPHONE

Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote:

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: ProxyTabulator, P.O. Box 535450, Pittsburgh PA 15253. Votes by mail must be received by 9:00 a.m. (Central Time) on June 7, 2007.

Vote by Telephone
Call Toll-Free using a
touch-tone phone:
1-888-693-8683

Vote by Mail
Return your proxy
in the postage-paid
envelope provided.

Vote by Internet
Access the website and
cast your vote:
http://www.cesvote.com

Vote 24 hours a day, 7 days a week.
If you vote by telephone or over the Internet, do not mail your proxy card.

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If voting by mail, this proxy card must be signed and dated below.
Please fold and detach at perforation before mailing.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Dated:

Signature:

Signature if held jointly:

(Please sign exactly using the name(s) in which the stock is titled. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)